UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2017

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300, Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On December 11, 2017, the Honorable Elizabeth Gonzalez of the District Court for Clark County Nevada (“District Court”) announced her decision, on certain motions that were pending, in the matter Cotter vs. Cotter, et al., Case No.:A-15-719860-B, Dept. No. XXVII (the “Cotter Jr. Derivative Litigation”) and dismissed all derivative claims against Directors Judy Codding, Edward L. Kane, William Gould, Douglas McEachern and Michael Wrotniak.   The Court also announced its determination to dismiss any derivative claims relating to the unsolicited indication of interest made by Patton Vision, LLC, to acquire all of the outstanding stock of the Company in that Plaintiff had shown no damages to have resulted to the Company from the Board’s determination not to pursue such a non-binding proposal.

Under applicable Nevada law, the District Court’s decision will not be final until a written order is issued.  While no assurances can be given, the Company anticipates that such a written order will be forthcoming in the near future.   The remaining unresolved claims asserted in the Cotter Jr. Derivative Litigation have been set for trial commencing on January 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: December 11, 2017	By:	/s/ Devasis Ghose
	Name:	Devasis Ghose
	Title:	EVP, Chief Financial Officer